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                                                                   EXHIBIT (h.2)

                                   EXHIBIT A

     THIS EXHIBIT A, dated as of July ___, 2001, is Exhibit A to that certain Amended Administration Services Agreement dated as of October 29, 1997 between iShares, Inc. (formerly, WEBS Index Fund, Inc.), PFPC Inc.

                           iShares MSCI Index Funds
                           ------------------------

                       iShares MSCI Australia Index Fund
                       iShares MSCI Austria Index Fund
                       iShares MSCI Belgium Index Fund
                       iShares MSCI Brazil (Free) Index Fund
                       iShares MSCI Canada Index Fund
                       iShares MSCI EMU Index Fund
                       iShares MSCI France Index Fund
                       iShares MSCI Germany Index Fund
                       iShares MSCI Greece Index Fund
                       iShares MSCI Hong Kong Index Fund
                       iShares MSCI Indonesia (Free) Index Fund iShares MSCI Italy Index Fund iShares MSCI Japan Index Fund iShares MSCI Malaysia (Free) Index Fund iShares MSCI Mexico (Free) Index Fund iShares MSCI Netherlands Index Fund iShares MSCI Pacific Ex Japan Index Fund iShares MSCI Portugal Index Fund iShares MSCI Singapore (Free) Index Fund iShares MSCI South Africa Index Fund iShares MSCI South Korea Index Fund iShares MSCI Spain Index Fund iShares MSCI Sweden Index Fund iShares MSCI Switzerland Index Fund iShares MSCI Taiwan Index Fund iShares MSCI Thailand (Free) Index Fund iShares MSCI Turkey Index Fund iShares MSCI United Kingdom Index Fund iShares MSCI USA Index Fund